Exhibit 10.1

To	December 21, 2017
Wize Pharma Ltd

Re: Wize Pharma Ltd – Amendment to the Loan Agreements

This letter is written in connection with the Convertible Loan Agreement between Wize Pharma Ltd (the “Company”) and Rimon Gold Assets Ltd (“Rimon Gold”), dated as of March 20, 2016, as amended (the “First Loan Agreement”) and a second Convertible Loan Agreement by and between Ridge Valley Corporation (“Ridge”) and other lenders who are the assignees of Ridge (Rimon Gold and Shimshon Fisher), dated as of January 12, 2017 (the “Second Loan Agreement”). The undersigned, by their signatures on this letter agree (severally not jointly) as follows:

1.	All of the terms which are used in this letter and are not explicitly defined shall be defined as per the Second Loan Agreement.

2.	“Maturity Date”, as defined in Section 2.2 of the Second Loan Agreement shall be defined as December 31, 2018 (instead of December 31, 2017 as presently defined), and accordingly even the maturity date of the first loan pursuant to the First Loan Agreement will be December 31, 2018.

3.	Notwithstanding the extension of the maturity date as abovementioned, the option period shall expire on June 30, 2019 (but it is agreed that each of the lenders may exercise his investment option as if the entire sum of the loan (the principal) that he loaned was converted), and accordingly, only in the case of Rimon Gold, even the right to make the future investment under the First Loan Agreement shall expire on June 30, 2019.

4.	It is agreed, that notwithstanding the provisions of the loan agreements, the principal amounts, conversion prices, the option to invest and the applicable exercise price (with respect to the Second Loan Agreement), and the right for a future investment and the applicable exercise price (with respect to the First Loan Agreement) shall all be denominated in U.S. dollars, all in accordance with Annex A of this letter.

5.	It is understood and agreed that the irrevocable guarantee, dated November 16, 2017, signed by Wize Pharma Inc. in favor of Rimon Gold in respect of the First Loan Agreement and the Second Loan Agreement shall continue to be valid (in accordance with its terms) even after the aforementioned amendments to the loan agreements.

6.	Each of the undersigned certifies and represents (each for himself) that all the approvals required by law to execute this letter and for its performance have been adopted prior to the execution of this letter.

[Signature page on the next page]

[Signatory page for the letter pertaining to Wize Pharma Ltd – Amendment to the Loan Agreements]

Rimon Gold Assets Ltd		Shimshon Fisher

Signature:	/s/ Abir Raveh	Signature:	/s/ Shimson Fisher
Name:	Abir Raveh
Position:

Ridge Valley Corporation

Signature:	/s/ Priscilla Julie
Name:	Priscilla Julie
Position:

Wize Pharma Ltd		Wize Pharma, Inc.

Signature:	/s/ Or Eisenberg	Signature:	/s/ Or Eisenberg
Name:	Or Eisenberg	Name:	Or Eisenberg
Position:	Acting Chief Executive Officer and Chief Financial Officer	Position:	Acting Chief Executive Officer and Chief Financial Officer

Annex A

	2016 Loan (Rimon Gold) $USD	2017 Loan (Ridge + Rimon Gold + Fisher $USD
Principal Amount	531,067	*274,048

Conversion price per share	0.0407	0.0463

Maximum option to invest	N/A	**411,072

Exercise price per share	N/A	0.0555

Maximum future investment	796,601	N/A

Maximum future investment – Price per share	0.0545	N/A

*Principal loan amount of $274,048 for each of the three lenders.

**Maximum investment option of $411,072 for each of the three lenders.